                                                                    EXHIBIT 99.3


                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                             BASIS OF PRESENTATION


     The following unaudited pro forma condensed combined financial information gives effect to (a) the acquisition by PentaStar Communications, Inc. ("PentaStar") of the assets of the Network Services Agency Division of Telecomm Industries Corp. ("TCMM"), (b) the acquisition by PentaStar of the assets of US TeleCenters, Inc. and its affiliate Vermont Network Services Corp. (together, "UST") and (c) the acquisitions by PentaStar of the outstanding capital stock and other equity interests of ICM Communications Integration, Inc., ("ICM") and DMA Ventures, Inc., dba Access Communications ("Access") (together, the "Predecessor Companies"). The acquisition of TCMM occurred in the second quarter of fiscal 2000 and will be accounted for using the purchase method of accounting. The acquisition of UST occurred in the first quarter of fiscal 2000 and its balances and operations have been reflected in the consolidated financial statements of PentaStar as of March 31, 2000. The acquisition of the Predecessor Companies occurred on October 26, 1999 and, accordingly, their balances and operations have been reflected in the consolidated financial statements of PentaStar as of March 31, 2000 and December 31, 1999. The unaudited pro forma condensed combined financial information is derived from the historical financial statements of PentaStar, TCMM, UST, Access and ICM.

     The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of TCMM, as if it had occurred on March 31, 2000. The unaudited pro forma condensed combined statements of operations give effect to the acquisition of TCMM, UST and the Predecessor Companies as if they had occurred at the beginning of the earliest period presented on January 1, 1999. The purchase accounting adjustments made in connection with the development of the pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such pro forma condensed combined financial information.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that PentaStar management deems appropriate and may be revised as additional information becomes available. Management does not expect any material adjustments to the preliminary purchase accounting adjustments. The pro forma financial data do not purport to represent what PentaStar's combined financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of PentaStar's combined financial position or results of operations for any future period. Since TCMM, UST, Access and ICM were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Current Report on Form 8-K/A, the Company's Annual Report on Form 10-KSB for the period from inception (March 31, 1999) through December 31, 1999 and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2000.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2000
                                 (IN THOUSANDS)


                                     ASSETS

                                                                PentaStar        Network Services
                                                             Communications,    Agency Division of
                                                                Inc. and             Telecomm         Pro Forma           Pro Forma
                                                             Subsidiaries(1)   Industries, Corp.(1)  Adjustments          Combined
                                                             ---------------   --------------------  -----------          ---------
Current assets:
     Cash and cash equivalents                                    $ 4,907            $    --            $(1,362)(2)        $ 1,811
                                                                                                         (1,734)(2)
     Accounts receivable, net                                       2,583              3,783             (2,214)(11)         4,152
     Prepaid expenses and other                                       659                405               (174)(2)          1,469
                                                                                                            579 (11)
                                                                  -------            -------            -------            -------
          Total current assets                                      8,149              4,188             (4,905)             7,432

     Property and equipment, net                                    1,608                496                 --              2,104
     Accounts receivable, net                                          --              4,190             (4,190)(11)            --
     Goodwill and other intangibles, net                            8,109              3,341             11,232 (2)
                                                                                                         (3,341)(2)         19,341
     Prepaid expenses                                                  --                 --              1,016 (11)         1,016
     Other assets                                                   1,148                105               (105)(2)          1,148
                                                                  -------            -------            -------            -------
          Total assets                                            $19,014            $12,320            $  (293)           $31,041
                                                                  =======            =======            =======            =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

     Line of credit                                               $    --            $ 2,428            $(1,734)(2)        $    --
                                                                                                           (694)(2)
     Current portion of long-term debt                                 --                791                (14)(2)            777
     Income taxes due to Parent                                        --                947               (947)(2)             --
     Other current liabilities                                      3,978              1,270               (868)(2)          4,597
                                                                                                            217 (11)
                                                                  -------            -------            -------            -------
          Total current liabilities                                 3,978              5,436             (4,040)             5,374

     Long-term debt, less current portion                              --              3,960               (202)(2)          3,758
     Other long-term liabilities                                      156              1,822             (1,824)(2)            535
                                                                                                            381 (11)
     Shareholders' equity:
          Series A preferred stock                                     87                 --                 --                 87
          Common stock                                                  1                 --                 --                  1
          Additional paid-in capital                               15,727                 --              6,494(2)          22,221
          Retained earnings (deficit)                                (935)                --                 --               (935)
          Divisional equity                                            --              1,102             (1,102)(2)             --
                                                                  -------            -------            -------            -------
          Total shareholders' equity                               14,880              1,102              5,392             21,374
                                                                  -------            -------            -------            -------
          Total liabilities and shareholders' equity              $19,014            $12,320            $  (293)           $31,041
                                                                  =======            =======            =======            =======


           See accompanying notes to pro forma financial information.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        PentaStar         Network Services
                                                      Communications,    Agency Division of
                                                         Inc. and              Telecomm         Pro Forma              Pro Forma
                                                      Subsidiaries(1)   Industries, Corp.(1)   Adjustments             Combined
                                                      ---------------   --------------------   -----------            ----------
Revenues:
     Advanced communications services                    $ 2,418             $   988             $   (49)(11)              3,357
     Basic dial tone services                              1,715                 864                 (43)(11)              2,536
     Product sales                                           307                  --                  --                     307
                                                         -------             -------             -------              ----------
                                                           4,440               1,852                 (92)                  6,200
Costs and expenses:
     Salaries and commissions                              3,875               1,162                  16 (10)              5,030
                                                                                                     (23)(11)
     Cost of product sales                                   131                  --                  --                     131
     Other general and administrative expenses               977                 234                  --                   1,211
     Depreciation and amortization                           295                  89                  94(5)                  478
                                                         -------             -------             -------              ----------
          Income (loss) from operations                     (838)                367                (179)                   (650)
                                                         -------             -------             -------              ----------
Other (income) expense:
     Interest (income) expense                              (103)                157                 (58)(8)                  (4)
     Other (income) expense                                    5                  --                  --                       5
                                                         -------             -------             -------              ----------
          Other (income) expense                             (98)                157                 (58)                      1
                                                         -------             -------             -------              ----------
Income (loss) from continuing operations before
     provision (benefit) for income taxes                   (740)                210                (121)                   (651)
     Provision (benefit) for income taxes                   (239)                 79                   7(12)                (153)
                                                         -------             -------             -------              ----------
Net income (loss) from continuing operations             $  (501)            $   131             $  (128)             $     (498)
                                                         =======             =======             =======              ==========

Preferred dividends                                           (1)                                                             (1)
Net income (loss) from continuing operations - common    =======                                                      ==========
     shareholders                                           (502)                                                     $     (499)
                                                         =======                                                      ==========
Earnings per share - basic and diluted:
     Net income (loss) from continuing operations per
          common share                                   $ (0.10)                                                 (13)$    (0.10)

     Shares used in computing net income (loss) per
          common share from continuing operations       4,806,557                                                 (13) 5,085,506

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 PentaStar           ICM                            US TeleCenters,
                                                              Communications,   Communications        Access       Inc. and Vermont
                                                                 Inc. and        Integration,     Communications       Network
                                                              Subsidiaries(1)      Inc. (1)             (1)        Services Corp.(1)
                                                              ---------------   ---------------   ---------------   ---------------
Revenues:
     Advanced communications services                         $           622   $         2,718   $         1,457   $         3,045
     Basic dial tone services                                              72               527               111             8,177
     Equipment sales                                                       --                --                --             1,794
                                                              ---------------   ---------------   ---------------   ---------------
                                                                          694             3,245             1,568            13,016
Costs and expenses:
     Salaries and commissions                                             796             2,322             1,138             8,774
     Cost of goods sold, equipment                                         --                --                --             1,158
     Other general and administrative expenses                            432             1,247               417             2,260
     Depreciation and amortization                                         74                38                62               867
     Noncash consulting expense                                           126                --                --                --
     Impairment of goodwill                                                --                --                --             2,134
     Restructuring and merger costs                                        --                --                --               180
                                                              ---------------   ---------------   ---------------   ---------------
          Income (loss) from operations                                  (734)             (362)              (49)           (2,357)
                                                              ---------------   ---------------   ---------------   ---------------
Other (income) expense:
     Interest (income) expense                                            (58)                9                37               136
     Other (income) expense                                                 1                --                27                --
                                                              ---------------   ---------------   ---------------   ---------------
          Other (income) expense                                          (57)                9                64               136
                                                              ---------------   ---------------   ---------------   ---------------
Income (loss) from continuing operations before
     provision (benefit) for income taxes                                (677)             (371)             (113)           (2,493)
     Provision (benefit) for income taxes                                (244)             (137)              (41)               --
                                                              ---------------   ---------------   ---------------   ---------------
Net income (loss) from continuing operations                  $          (433)  $          (234)  $           (72)  $        (2,493)
                                                              ===============   ===============   ===============   ===============
Earnings per share - basic and diluted:
     Net income (loss) from continuing operations per share             (0.12)

     Shares used in computing net income (loss) per share
          from continuing operations                                3,507,116


                                                              Network Services
                                                             Agency Division of
                                                                   Telecomm          Pro Forma                          Pro Forma
                                                             Industries, Corp.(1)   Adjustments                         Combined
                                                             --------------------   -------------                    ---------------
Revenues:
     Advanced communications services                          $         5,987      $        (637)(11)               $       13,192
     Basic dial tone services                                            4,440               (473)(11)                       12,854
     Equipment sales                                                        --                 --                             1,794
                                                               ---------------      -------------                    --------------
                                                                        10,427             (1,110)                           27,840
Costs and expenses:
     Salaries and commissions                                            4,312               (125)(6)                        17,056
                                                                                             (100)(7)
                                                                                              183 (10)
                                                                                             (244)(11)
     Cost of goods sold, equipment                                          --                 --                             1,158
     Other general and administrative expenses                           1,238               (312)(9)                         5,282
     Depreciation and amortization                                         367                196 (3)                          1,799
                                                                                             (169)(4)
                                                                                              364 (5)
     Noncash consulting expense                                             --                 --                               126
     Impairment of goodwill                                                 --             (2,134)(4)                            --
     Restructuring and merger costs                                         --               (180)(9)                            --
                                                               ---------------      -------------                    --------------
          Income (loss) from operations                                  4,510              1,411                             2,419
                                                               ---------------      -------------                    --------------
Other (income) expense:
     Interest (income) expense                                             608               (396)(8)                           336
     Other (income) expense                                                 --                 --                                28
                                                               ---------------      -------------                    --------------
          Other (income) expense                                           608               (396)                              364
                                                               ---------------      -------------                    --------------
Income (loss) from continuing operations before
     provision (benefit) for income taxes                                3,902              1,807                             2,055
     Provision (benefit) for income taxes                                1,508                (16)(12)                        1,070
                                                               ---------------      -------------                    --------------
Net income (loss) from continuing operations                   $         2,394      $       1,823                    $          985
                                                               ===============      =============                    ==============
Earnings per share - basic and diluted:
     Net income (loss) from continuing operations per share
          - basic                                                                                               (13)$          0.19

     Net income (loss) from continuing operations per share
          - diluted                                                                                             (13)           0.19

     Shares used in computing net income (loss) per share
          from continuing operations - basic                                                                    (13)      5,082,771

     Shares used in computing net income (loss) per share
          from continuing operations - diluted                                                                  (13)      5,196,521

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION
              (DOLLAR AMOUNTS IN THOUSANDS UNLESS OTHERWISE NOTED)


(1) GENERAL

     PentaStar was founded to create a national company to design, sell and facilitate the installation and usage of communications services for small- and medium-size business customers. PentaStar commenced its business operations as a communications services agent for communications services including local access, long distance, wireless and Internet services for voice and data communications, upon the closing of the acquisitions of Access and ICM on October 26, 1999. In the first quarter of fiscal 2000, PentaStar acquired the assets of UST. In the second quarter of fiscal 2000, PentaStar acquired the assets of TCMM. The unaudited pro forma condensed combined balance sheet as of March 31, 2000 combines the balances of PentaStar and TCMM. The balances of UST, Access and ICM are included in the presentation of PentaStar Communications, Inc. and Subsidiaries in the unaudited pro forma condensed combined balance sheet as a result of their acquisition prior to March 31, 2000. The unaudited pro forma condensed combined statements of operations give effect to the acquisition of TCMM, UST, Access and ICM as if they had occurred at the beginning of the earliest period presented on January 1, 1999. The historical statements of operations of Access and ICM are presented separately for the period from January 1, 1999 to October 25, 1999. Subsequent to their acquisition by PentaStar, the results of operations of Access and ICM are included in the presentation of PentaStar Communications, Inc. and Subsidiaries in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999. Certain historical statement of operations amounts for TCMM, UST, Access and ICM have been reclassified to conform to PentaStar's classifications.

(2) ACQUISITION OF TCMM

     In the second quarter of fiscal 2000, PentaStar acquired the assets of TCMM. The purchase price consideration consisted of (a) $1,065 in cash, (b) 278,949 shares of PentaStar's common stock with a fair market value of $6,494,
(c) acquisition costs of $297 and (d) the assumption of certain debt and operating liabilities of TCMM based upon their estimated fair market values. The purchase consideration will be allocated to the identifiable assets and assumed liabilities of TCMM. In preparing the accompanying unaudited pro forma condensed combined financial information a preliminary allocation of the purchase price has been made below based upon the March 31, 2000 unaudited financial statements of TCMM.

Cash ..............................     $  1,065
Acquisition costs .................          297
                                        --------
  Cash consideration ..............        1,362
Stock consideration ...............        6,494
                                        --------
  Purchase consideration ..........        7,856
Divisional equity of TCMM .........       (1,102)
Liabilities not assumed ...........       (4,549)
Historical goodwill of TCMM .......        3,341
Adjustment to conform revenue
  recognition (Note 11) ...........        5,407
Fair value adjustments:
Other current assets ..............          174
Other noncurrent assets ...........          105
                                        --------
Goodwill ..........................     $ 11,232
                                        ========


     The fair value of the stock consideration was determined based upon the average closing price of PentaStar's shares three days before and after the transaction was announced ($23.28 per share).

     The amount of excess consideration allocated to goodwill will be amortized over twenty years. The result is annual amortization of $562.

     In addition to the initial purchase consideration, there are potential earnout payments to TCMM based upon certain operating performance criteria during the period April 1, 2000 through March 31, 2001. The total purchase consideration, including cash, stock and the assumed line of credit at closing, cannot exceed $18 million. The earn-out will be recorded as additional purchase consideration when and if realized by TCMM.

     Historical obligations of TCMM, not assumed by PentaStar are as follows:

Line of credit .........................................................  $  694
Income taxes due to parent .............................................     947
Long-term debt .........................................................     216
Other current liabilities ..............................................     868
Other noncurrent liabilities ...........................................   1,824
                                                                          ------
                                                                          $4,549
                                                                          ======

     The assumed liabilities include the $1,734 of the line of credit outstanding at March 31, 2000 related to TCMM's line of credit which was assumed by PentaStar. PentaStar subsequently paid off the outstanding balance.

OTHER PRO FORMA ADJUSTMENTS

     3. Reflects the amortization of goodwill related to the acquisition of the Predecessor Companies. Goodwill of $4,501 was recorded at the time of acquisition and is being amortized over twenty years. Annual amortization expense for the Predecessor Companies is $225.

     4. Reflects the elimination of the impairment and amortization of goodwill from the historical financial statements of UST and recognizes the amortization of goodwill related to PentaStar's acquisition of UST. UST's historical financial statements had reflected goodwill that was being amortized on an annual basis of $180. During 1999, a charge to operations in the statement of operations was recorded to write-off the remaining balance of goodwill. Annual amortization of goodwill related to the acquisition of UST by PentaStar is $11.

     5. Reflects the elimination of amortization of goodwill from the historical financial statements of TCMM and recognizes the amortization of goodwill related to PentaStar's acquisition of TCMM. Goodwill of $11,232 was recorded at the time of the acquisition and is being amortized over twenty years. Annual amortization expense for TCMM is $562.

     6. Reflects the reduction in salaries, bonuses and benefits derived from contractual agreements which establish the compensation of the owners and certain key employees of the Predecessor Companies. The new agreements provide for salaries of $195 and bonuses of 5% of EBITA.

     7. Reflects the net reduction in compensation of the president of UST. In connection with the acquisition of UST, PentaStar entered into consulting and noncompetition agreements whereby the president of UST will not continue as an employee of PentaStar, but will receive payments of $100 over a one year period as a consultant and for performance under the terms of the noncompetition agreement. The consulting agreement is for a three month period and the noncompetition agreement is for a one year period. A current liability and current asset have been recorded to reflect the future financial obligation of PentaStar.

     8. Reflects the elimination of interest expense on the liabilities not assumed by PentaStar in the acquisitions of TCMM, UST and the Predecessor Companies.

     9. Reflects non-recurring costs incurred by UST and the Predecessor Companies in 1999 related to expenses incurred in conjunction with the acquisitions by PentaStar.

     10. Reflects a bonus of 5% of EBITA provided contractually to a key employee of TCMM.

     11. Reflects adjustments to conform TCMM's historical accounting policies for recognition of future residual revenue streams and the related commission expense to the policies adopted by PentaStar. TCMM recognized estimated residual revenues and commissions upon installation. PentaStar recognizes revenue for the future residual streams and related commission at the time of cash receipt. These adjustments reduce revenue and receivables recorded in TCMM's historical financial statements. The related commission expense is reduced and previously paid commissions are added to the balance sheet as prepaid commissions to be expensed as the related revenue is recognized in the future. A deferred tax liability has been recorded at an effective tax rate of 37.5% to account for the timing difference between cash commission payments for tax reporting purposes and the recognition of commission expense for financial reporting purposes.

The effect of the adjustment to conform revenue is as follows:

    Current receivables..............................................  $(2,214)
    Noncurrent receivables...........................................   (4,190)
    Prepaid commissions-current......................................      579
    Prepaid commissions-noncurrent...................................    1,016
    Current-deferred taxes...........................................     (217)
    Noncurrent deferred taxes........................................     (381)
                                                                       -------
                                                                       $(5,407)
                                                                       =======

     12. Reflects an adjustment for income taxes to record an income tax provision (benefit) at an effective rate of 37.5%, excluding the effect of goodwill amortization, which is not tax deductible.

     13. The number of shares used in computing net income (loss) per share from continuing operations includes the following:

Weighted-average common shares outstanding as of 3/31/00,
  excluding TCMM acquisition .........................................     4,806,557
Shares issued to acquire TCMM ........................................       278,949
                                                                           ---------
          Shares outstanding as of 3/31/00............................     5,085,506

Shares outstanding as of 12/31/99, excluding acquisitions.............     4,427,842
Shares issued to acquire TCMM, UST & Predecessor Companies............       654,929
                                                                           ---------
Shares outstanding as of 12/31/99-basic...............................     5,082,771
Common stock equivalents for unexercised stock options................       113,750
                                                                           ---------
Shares outstanding as of 12/31/99-diluted.............................     5,196,521